UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 7, 2012

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On November 7, 2012, the Board of Directors of Arch Capital Group Ltd. (the “Company”) approved the following special off-cycle grants of share-based awards, which will cliff vest on the fifth anniversary of the grant date:  (1) Marc Grandisson, Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group, was granted 33,600 restricted common shares of the Company and share appreciation rights (“SARs”) with respect to 33,600 common shares of the Company; and (2) W. Preston Hutchings, President of Arch Investment Management Ltd. and Senior Vice President and Chief Executive Officer of the Company, was granted 16,100 restricted common shares of the Company and SARs with respect to 16,100 common shares of the Company.  The grant date of the awards is November 12, 2012.  These grants were made as part of a broader special off-cycle grant of share-based awards provided to certain key employees of the Company and its subsidiaries.  As previously disclosed, special off-cycle and promotional awards were made in September 2012 to Mark Lyons, Executive Vice President, Chief Risk Officer and Chief Financial Officer of the Company, and David McElroy, Chairman and Chief Executive Officer of the Arch Worldwide Insurance Group.

The SARs will have an exercise price equal to $42.65 (i.e., the closing price of the Company’s common shares on the grant date), and will expire ten years from the grant date unless terminated earlier in accordance with the terms of the agreements.  In addition, each award agreement expressly provides for the acceleration of the vesting of the applicable award and, in the case of SARs, adjustments to the option exercise period in the event the executive ceases to be an employee of the Company in certain circumstances, all as set forth in the applicable award agreements.

ITEM 8.01      Other Events.

Preferred Share Dividends.  On November 7, 2012, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding 13,000,000 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on December 31, 2012 to holders of record of the Series C Shares, as of December 15, 2012, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	12/31/12	9/30/12-12/30/12	$5,484,375	$0.421875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: November 13, 2012	By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group